Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 2, 2013, with respect to the consolidated financial statements included in the Annual Report of Daegis Inc. (formerly Unify Corporation) on Form 10-K for the year ended April 30, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Daegis Inc. on Form S-1 (File No. 333-168282, effective July 22, 2010 and as amended September 9, 2010 and September 21, 2010), on Forms S-3 (File No. 333-176861, effective September 16, 2011 and as amended October 31, 2011 and February 3, 2012, and File No. 333-161645, effective September 1, 2009 and as amended October 16, 2009 and November 10, 2009), on Form S-4 (File No. 333-158848, effective April 28, 2009 and as amended May 13, 2009), and on Forms S-8 (File No. 333-169725, effective October 1, 2010 and as amended November 12, 2010, File No. 333-149905, effective March 26, 2008, File No. 333-120750, effective November 24, 2004, File No. 333-98633, effective August 23, 2002, File No. 333-71814, effective October 18, 2001, File No. 333-92973, effective December 17, 1999, File No. 333-61705, effective August 18, 1998, and, File No. 333-13203, effective October 1, 1996.)

/s/ GRANT THORNTON LLP

San Jose, California
July 2, 2013